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                                                           Exhibit 99.B(h)(1)(i)

[ING FUNDS LOGO]

April 11, 2006

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Administration Agreement dated May 1, 2002, between ING Series Fund, Inc. and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING 130/30 Fundamental Research Fund, a newly established series of ING Series Fund, Inc. (the "Fund"), effective April 11, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

     AMENDED SCHEDULE A has also been updated (1) to reflect name changes of ING Growth and Income Fund to ING Equity Income Fund, ING Technology Fund to ING Global Science and Technology Fund, and ING Index Plus Protection Fund to ING Classic Index Plus Fund; and (2) by the removal of ING Classic Principal Protection Fund I, ING Classic Principal Protection Fund II, ING Classic Principal Protection Fund III, ING Classic Principal Protection Fund IV and ING Value Opportunity Fund as these funds were recently dissolved or merged into other funds.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Fund.

                                                    Very sincerely,


                                                    /s/ Robert S. Naka
                                                    Robert S. Naka
                                                    Executive Vice President
                                                    ING Series Fund, Inc.

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By: /s/ Todd Modic
    -------------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Series Fund, Inc.
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                              ING SERIES FUND, INC.

                                       AND

                             ING FUNDS SERVICES, LLC

                                                                                 ADMINISTRATIVE SERVICES FEE
SERIES                                                                        (AS A PERCENTAGE OF MANAGED ASSETS)
------                                                                        -----------------------------------
Brokerage Cash Reserves                                                                      0.08%

ING 130/30 Fundamental Research Fund                                                         0.08%

ING Balanced Fund                                                                            0.08%

ING Equity Income Fund                                                                       0.08%

ING Global Science and Technology Fund                                                       0.08%

ING Growth Fund                                                                              0.08%

ING Index Plus LargeCap Fund                                                                 0.08%

ING Index Plus MidCap Fund                                                                   0.08%

ING Classic Index Plus Fund                                                                  0.08%

ING Index Plus SmallCap Fund                                                                 0.08%

ING Small Company Fund                                                                       0.08%

ING Strategic Allocation Balanced Fund                                                       0.08%

ING Strategic Allocation Growth Fund                                                         0.08%

ING Strategic Allocation Income Fund                                                         0.08%